ESOP LOAN AGREEMENT

by and between

THE TRUSTEES OF THE ESPEY MFG. & ELECTRONICS CORP. EMPLOYEE RETIREMENT PLAN TRUST

and

ESPEY MFG. & ELECTRONICS CORP.

Made and Entered Into as of December 1, 2020

ESOP LOAN AGREEMENT

This ESOP LOAN AGREEMENT (“ESOP Loan Agreement”) is made and entered into as of the 1st day of December, 2020 by and between the ESPEY MFG. & ELECTRONICS CORP. EMPLOYEE RETIREMENT PLAN TRUST (“Borrower”), a trust forming part of the ESPEY MFG. & ELECTRONICS CORP. EMPLOYEE RETIREMENT PLAN (“ESOP”), acting through and by its Trustees, PEG MURPHY and HOWARD PINSLEY (collectively, the “Trustee”), acting solely as trustees with an address at 233 Ballston Avenue, Saratoga Springs, NY 12866; and ESPEY MFG. & ELECTRONICS CORP. (“Lender”), a corporation existing under the laws of the State of New York with its principal place of business at 233 Ballston Avenue, Saratoga Springs, NY 12866 (“Company”).

W I T N E S S E T H:

WHEREAS, the ESOP Committee defined and described in the ESOP (plan and trust) under which the Trustee is serving as trustee of the Borrower (the “Committee”) has authorized and directed the Borrower to purchase a total of 300,000 shares of common stock of the Lender (“Common Stock” or “Shares”) from the Lender; and

WHEREAS, the Committee has further authorized the Borrower to borrow funds from the Lender for the purpose of financing authorized purchases of Common Stock; and

WHEREAS, the Lender is willing to make a loan to the Borrower for such purpose, subject to the terms and conditions of this ESOP Loan Agreement (“Agreement”);

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Article I

Definitions

The following definitions shall apply for purposes of this ESOP Loan Agreement, except to the extent that a different meaning is plainly indicated by the context:

Section 1.1       Business Day means any day other than a Saturday, Sunday or other day on which banks are authorized or required to close under federal law or the laws of the State of New York.

Section 1.2        Code means the Internal Revenue Code of 1986, as amended (including the corresponding provisions of any succeeding law).

Section 1.3        Default means an event or condition which would constitute an Event of Default. The determination as to whether an event or condition would constitute an Event of Default shall be determined without regard to any applicable requirement of notice or lapse of time.

Section 1.4       ERISA means the Employee Retirement Income Security Act of 1974, as amended (including the corresponding provisions of any succeeding law).

Section 1.5       Event of Default means an event or condition described in Article V.

Section 1.6       Fiscal Year means the fiscal year of the Lender.

Section 1.7       Independent Counsel means legal counsel mutually satisfactory to both the Lender and the Borrower.

Section 1.8       Loan means the loan described in section 2.1.

Section 1.9       Loan Documents means, collectively, this ESOP Loan Agreement, the ESOP Note and the ESOP Pledge Agreement and all other documents now or hereafter executed and delivered in connection with such documents, including all amendments, modifications and supplements of or to all such documents.

Section 1.10        ESOP Pledge Agreement means the agreement described in section 2.8(a).

Section 1.11        Principal Amount means the face amount of the ESOP Note, determined as set forth in section 2.1(a).

Section 1.12        ESOP Note means the ESOP Note described in section 2.3.

Article II

The Loan; Principal Amount; Interest; Security; Indemnification

Section 2.1       The Loan: Principal Amount.

(a)       The Lender hereby agrees to lend to the Borrower at Closing the total sum as set forth in the ESOP Note referred to in Section 2.3 below.

Section 2.2       Interest.

(a)       The Borrower shall pay annually to the Lender interest on the Principal Amount, for the period commencing on the date of this ESOP Loan Agreement and continuing until the Principal Amount shall be paid in full, at the per annum rate of three percent (3%). Interest payable under this Agreement shall be computed on the basis of a year of 365 days and actual days elapsed (including the first day but excluding the last) occurring in the period to which the computation relates. The maturity date of the ESOP Note shall be June 30, 2035.

(b)       Except as otherwise provided in this section 2.2(b), accrued interest on the Principal Amount shall be payable by the Borrower annually in arrears as set forth and provided in the ESOP Note attached hereto.

Section 2.3       ESOP Note.

The Loan shall be evidenced by a ESOP Note of the Borrower in substantially the form of Exhibit A attached hereto, dated the date hereof, payable to the order of the Lender in the Principal Amount and otherwise duly completed.

Section 2.4       Payment of Trust Loan.

The Principal Amount and interest shall be repaid in successive monthly installments as set forth and provided in the ESOP Note attached hereto.

Section 2.5       Prepayment.

This Loan may not be prepaid, in whole or part, and any such prepayment shall be done in the inverse order of maturity.

Section 2.6       Method of Payments.

(a)       All payments of principal, interest, other charges (including indemnities) and other amounts payable by the Borrower hereunder shall be made monthly in lawful money of the United States, in immediately available funds, to the Lender at the address specified in or pursuant to this ESOP Loan Agreement for notices to the Lender, not later than 3:00 P.M., New York time, on the date on which such payment shall become due. Any such payment made on such date but after such time shall, if the amount paid bears interest, and except as expressly provided to the contrary herein, be deemed to have been made on, and interest shall continue to accrue and be payable thereon until, the next succeeding Business Day. If any payment of principal or interest become due on a day other than a Business Day, such payment may be made on the next succeeding Business Day, and when paid, such payment shall include interest to the day on which such payment is in fact made.

(b)       Notwithstanding anything to the contrary contained in this ESOP Loan Agreement or the ESOP Note, neither the Borrower nor the Trustee shall be obligated to make any payment, or repayment or prepayment on the ESOP Note or take or refrain from taking any other action hereunder or under the ESOP Note if doing so would cause the ESOP to cease to be an employee stock ownership plan within the meaning of section 4975(e)(7) of the Code or qualified under section 401(a) of the Code or cause the Borrower to cease to be a tax exempt trust under section 501(a) of the Code or if such act or failure to act would cause the Borrower or Trustee to engage in any “prohibited transaction” as such term is defined in section 4975(c) of the Code and the regulations promulgated thereunder which is not exempted by section 4975(c)(2) or (d) of the Code and the regulations promulgated thereunder or in section 406 of ERISA and the regulations promulgated thereunder which is not exempted by section 408(b) of ERISA and the regulations promulgated thereunder. Any obligation of the Borrower or the Trustee to make any payment, repayment or prepayment on the ESOP Note or to take or refrain from taking any other act hereunder or under the ESOP Note which is excused pursuant to this section 2.6(b) shall be considered a binding obligation of the Borrower or the Trustee, or both, as the case may be, for the purposes of determining whether a Default or Event of Default has occurred hereunder or under the ESOP Note and nothing in this section 2.6(b) shall be construed as providing a defense to any remedies otherwise available upon a Default or an Event of Default hereunder (other than the remedy of specific performance).

Section 2.7       Use of Proceeds of Loan.

The entire proceeds of the Loan, which is primarily for the benefit of the participants and beneficiaries of the Borrower, shall be used by the Trustee solely for acquiring shares of Common Stock from the Lender, and for no other purpose whatsoever.

Section 2.8       Security.

(a)       In order to secure the due payment and performance by the Borrower of all of its obligations under this ESOP Loan Agreement, simultaneously with the execution and delivery of this ESOP Loan Agreement by the Borrower, the Borrower shall:

(i)       pledge to the Lender as Collateral (as defined in the Pledge Agreement), and grant to the Lender a first priority lien on and security interest in, the Common Stock purchased with the Principal Amount, by the execution and delivery to the Lender of the ESOP Pledge Agreement in the form attached hereto as Exhibit B;

(ii)       execute and deliver, or cause to be executed and delivered, such other agreements, instruments and documents as the Lender may reasonably require in order to effect the purposes of the ESOP Pledge Agreement and this ESOP Loan Agreement; and

(iii)       except as provided herein, the Lender shall have no recourse against the Borrower or the Trustee.

(b)       The Lender shall release from encumbrance under the Pledge Agreement and transfer to the Borrower, as of the date on which any payment or prepayment of the Principal Amount is made, a number of shares of Common Stock held as Collateral determined pursuant to the applicable provisions of this ESOP and as provided in Section 54.4975(b)(8)(i) of the IRC Regulations and regulation 2550.408-3(h) of ERISA.

Section 2.9       Financed Share Covenants.

The Borrower hereby covenants that, until the ESOP Note has been satisfied in full, it will not sell, convey, or otherwise dispose of any of the Shares or any interest therein or create, incur, or permit to exist any pledge, mortgage, lien, charge, encumbrance or any security interest whatsoever in or with respect to any of the financed Shares or the proceeds thereof, other than that created hereby. The Borrower and the Company shall defend the Lender’s right, title and security interest in and to the financed Shares to the extent provided in this ESOP Loan Agreement against he claims of any person, firm, corporation or other entity. The restrictions set forth in the Section 2.9 shall not apply to those financed Shares which have been allocated to the accounts of participants in the Plan as provided therein or as required by Section 54.4975-7(b)(8) of the Regulations or those financed Shares that are used to secure a refinancing than will repay the ESOP Loan.

Section 2.10       Voting Rights, Dividends.

So long as no Events of Default (as defined in Section 5 herein) shall have occurred and be continuing:

(a)       Except to the extent participants in the ESOP have rights granted by the Code or ERISA to exercise voting rights with respect to the Financed Shares or as otherwise provided in the ESOP, the Borrower or other fiduciary with the authority to so act shall be entitled to exercise any and all of the voting rights and powers relating to or pertaining to the Financed Shares or any part thereof for any purpose not inconsistent with the terms of this Agreement; and

(b)       The Borrower shall be entitled to receive and retain any and all ordinary cash dividends payable to the Trust on the financed Shares prior to the occurrence of an Event of Default.

Upon the occurrence or during the continuance of an Event of Default and subject to the limitations of Section 54.4975-7(b)(6) of the Regulations (as defined herein), all rights of the Borrower to exercise the voting rights and powers which the Borrower is entitled to exercise pursuant to Section 2.10(a) and/or to receive the dividends which the Trust is authorized to receive and retain pursuant to Section 2.10(b) shall cease, and all such rights shall thereupon become vested in the Company.

Section 2.11       Release of the Financed Shares. Upon each payment or permitted prepayment of principal or interest towards the ESOP Note, the Borrower will release Financed Shares from the security interest of the Pledge in accordance with the ESOP , Section 54.49775(b)(8)(i) of the Regulations and 2550.408b-3(h) of the ERISA Regulations. Whenever requested by the Borrower and at least annually commencing December 31, 2017, the Lender will reassign and deliver to the Borrower free and clear of the lien and security interest created hereunder the number of financed Shares released from the security interest of the Pledge not previously reassigned and delivered to the Borrower.

Article III
Representations and Warranties of the Borrower

The Borrower hereby represents and warrants to the Lender as follows:

Section 3.1       Power, Authority, Consents.

The Borrower has the power to execute, deliver and perform this ESOP Loan Agreement, the ESOP Note and the ESOP Pledge Agreement, all of which have been duly authorized by all necessary and proper corporate or other action. The Borrower has all requisite power and authority to carry out the purposes and conduct the business for which it was created.

Section 3.2       Due Execution, Validity, Enforceability.

Each of the ESOP Loan Documents, including, without limitation, this ESOP Loan Agreement, the ESOP Note and the ESOP Pledge Agreement, have been duly executed and delivered by the Borrower; and each constitutes the valid and legally binding obligation of the Borrower, enforceable in accordance with its terms.

Section 3.3       Properties, Priority of Liens.

The liens which have been created and granted by the ESOP Pledge Agreement constitute valid, first liens on the properties and assets covered by the ESOP Pledge Agreement, subject to no prior or equal lien.

Section 3.4       No Defaults, Compliance with Laws.

The Borrower is not in default in any material respect under any agreement, ordinance, resolution, decree, bond, note, indenture, order or judgment to which it is a party or by which it is bound, or any other agreement or other instrument by which any of the properties or assets owned by it is materially affected.

Section 3.5       Purchases of Common Stock.

Upon consummation of any purchase of Common Stock by the Borrower with the proceeds of the Loan, the Borrower shall acquire a valid, legal and marketable title to all of the Common Stock so purchased, free and clear of any liens, other than a pledge to the Lender of the Common Stock so purchased pursuant to the Pledge Agreement. Neither the execution and delivery of the Loan Documents nor the performance of any obligation thereunder violates any provision of law or conflicts with or results in a breach of or creates (with or without the giving of notice or lapse of time, or both) a default under any agreement to which the Borrower is a party or by which it is bound or any of its properties is affected. No consent of any federal, state or local governmental authority, agency or other regulatory body, the absence of which could have a materially adverse effect on the Borrower or the Trustee, is or was required to be obtained in connection with the execution, delivery or performance of the Loan Documents and the transactions contemplated therein or in connection therewith, including, without limitation, with respect to the transfer of the shares of Common Stock purchased with the proceeds of the Loan pursuant thereto.

Article IV

Representations and Warranties of the Company

The Company hereby represents and warrants to the Borrower as follows:

Section 4.1       Power, Authority, Consents.

The Company has the power to execute, deliver and perform this ESOP Loan Agreement, the ESOP Pledge Agreement and all documents executed by the Lender in connection with the Loan, all of which have been duly authorized by all necessary and proper corporate or other action. No consent, authorization or approval or other action by any governmental authority or regulatory body, and no notice by the Lender to, or filing by the Lender with, any governmental authority or regulatory body is required for the due execution, delivery and performance of this ESOP Loan Agreement.

Section 4.2       ESOP; Contributions.

The ESOP and the Borrower have been duly created, organized and maintained by the Lender in compliance with all applicable laws, regulations and rulings. The ESOP is intended to qualify as an “employee stock ownership plan” as defined in section 4975(e)(7) the Code. The ESOP provides that the Company may make contributions to the ESOP in an amount necessary to enable the Trustee to amortize the Loan in accordance with the terms of the ESOP Note and this ESOP Loan Agreement, and the Company shall make such contributions; provided, however, that no such contributions shall be required if they would adversely affect the qualification of the ESOP under section 401(a) of the Code or they would be non-deductible under section 404 of the Code.

Section 4.3       Employer Securities.

The Shares will constitute “employer securities” within the meaning of Section 409(1) of the Code and “qualifying employer securities” within the meaning of Section 4975(e)(7) of the Coded and Section 408(e) of ERISA.

Section 4.4       Trustee.

The Company has taken such action as is required to be taken by it to duly appoint the Trustees. The Company expressly acknowledges and agrees that this ESOP Loan Agreement, the ESOP Note and the ESOP Pledge Agreement are being executed by the Trustee not in its individual capacity but solely as trustee of and on behalf of the Borrower.

Section 4.5       Favorable Terms.

The terms and interest rate of the Loan are at least as favorable to the Borrower as the terms of a comparable loan resulting from arms-length negotiation between independent parties.

Section 4.6       Exempt Loan.

The Loan will be an “exempt loan”, as that phrase is defined in Treasury Regulation section 54.4975-7 and Department of Labor Regulation section 2550.408h-3, and the transaction contemplated by the Loan Documents is not a nonexempt “prohibited transaction” under section 4975 of the Code and section 406 of ERISA.

Section 4.7       ESOP.

The ESOP is an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Internal Revenue Code of 1986, as amended (the “Code”) and Section 408(e) of ERISA, is designed to qualify under Section 401(a) of the Code.

Section 4.8       ERISA Compliance.

The price being paid for the Shares is for no more than adequate consideration as that term is defined in Section 3(18) of ERISA, the Plan’s investment in the Shares is fair to the Plan and the Plan’s investment in the Shares is primarily in the best interest of its participants.

Article V

Events of Default

Section 5.1       Events of Default under ESOP Loan Agreement.

Each of the following events shall constitute an “Event of Default” hereunder:

(a)       Failure to make any payment or mandatory prepayment of principal of the ESOP Note, or failure to make any payment of interest on the ESOP Note, within ten (10) Business Days after the date when due.

(b)       Failure by the Borrower to perform or observe any term, condition or covenant of this ESOP Loan Agreement, including, without limitation, the ESOP Note and the ESOP Pledge Agreement, provided such failure is not cured, or reasonable steps are not taken to cure, by the Borrower within ten (10) Business Days after notice is provided to the Borrower by the Lender,

(c)       Any representation or warranty made in writing to the Lender in any of the Loan Documents or any certificate, statement or report made or delivered in compliance with this ESOP Loan Agreement, shall have been false or misleading in any material respect when made or delivered.

Section 5.2       Lender's Rights upon Event of Default.

If an Event of Default under this ESOP Loan Agreement shall occur and be continuing, the Lender shall have no rights to assets of the Borrower other than: (a) contributions (other than contributions of Common Stock) that are made by the Lender to enable the Borrower to meet its obligations pursuant to this ESOP Loan Agreement and earnings attributable to the investment of such contributions and (b) “Eligible Collateral” (as defined in the Pledge Agreement); provided, however, that: (i) the value of the Borrower's assets transferred to the Lender following an Event of Default in satisfaction of the due and unpaid amount of the Loan shall not exceed the amount in default; (ii) the Borrowers assets shall be transferred to the Lender following an Event of Default only to the extent of the failure of the Borrower to meet the payment schedule of the Loan; and (iii) all rights of the Lender to the Shares purchased with the proceeds of the Loan covered by the ESOP Pledge Agreement following an Event of Default shall be governed by the terms of the ESOP Pledge Agreement. The Lender shall be entitled to recover from the Company reasonable legal fees incurred by Lender to enforce Lender’s rights herein.

Article VI

Miscellaneous Provisions

Section 6.1       Payments.

All payments hereunder and under the ESOP Note shall be made without set-off or counterclaim and in such amounts as may be necessary in order that all such payments shall not be less than the amounts otherwise specified to be paid under this ESOP Loan Agreement and the ESOP Note, subject to any applicable tax withholding requirements. Upon payment in full of the ESOP Note, the Lender shall mark such ESOP Note “Paid” and return it to the Borrower.

Section 6.2       Survival.

All agreements, representations and warranties made herein shall survive the delivery of this ESOP Loan Agreement and the ESOP Note.

Section 6.3       Modifications, Consents and Waivers; Entire Agreement.

No modification, amendment or waiver of or with respect to any provision of this ESOP Loan Agreement, the ESOP Note, the ESOP Pledge Agreement, or any of the other Loan Documents, nor consent to any departure from any of the terms or conditions thereof, shall in any event be effective unless it shall be in writing and signed by the party against whom enforcement thereof is sought. Any such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No consent to or demand on a party in any case shall, of itself, entitle it to any other or further notice or demand in similar or other circumstances. This ESOP Loan Agreement embodies the entire agreement and understanding between the Lender and the Borrower and supersedes all prior agreements and understandings relating to the subject matter hereof.

Section 6.4       Remedies Cumulative.

Each and every right granted to the Lender hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of the Lender or the holder of the ESOP Note to exercise, and no delay in exercising, any right shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude any other or future exercise thereof or the exercise of any other right. The due payment and performance of the obligations under the Loan Documents shall be without regard to any counterclaim, right of offset or any other claim whatsoever which the Borrower may have against the Lender and without regard to any other obligation of any nature whatsoever which the Lender may have to the Borrower, and no such counterclaim or offset shall be asserted by the Borrower in any action, suit or proceeding instituted by the Lender for payment or performance of such obligations.

Section 6.5       Further Assurances: Compliance with Consents.

At any time and from time to time, upon the request of the Lender, the Borrower shall execute, deliver and acknowledge or cause to be executed, delivered and acknowledged. such further documents and instruments and do such other acts and things as the Lender may reasonably request in order to fully effect the terms of this ESOP Loan Agreement, the ESOP Note, the ESOP Pledge Agreement, the other ESOP Loan Documents and any other agreements, instruments and documents delivered pursuant hereto or in connection with the Loan.

Section 6.6       Notices.

Except as otherwise specifically provided for herein, all notices. requests, reports and other communications pursuant to this ESOP Loan Agreement shall be in writing, either by letter (delivered by hand or commercial messenger service) or sent by registered or certified mail, return receipt requested, except for routine reports delivered in compliance with Article VI hereof which may be sent by ordinary first-class mail) or telex of telecopier, addressed as follows:

(a)	If to the Borrower:
Peg Murphy and Howard Pinsley, as Trustees of the
Espey Mfg. & Electronics Corp. Employee Retirement Plan Trust
233 Ballston Avenue
Saratoga Springs, NY 12866

(b)	If to the Lender:
Espey Mfg. & Electronics Corp.
Attn: Dave O’Neil
233 Ballston Avenue
Saratoga Springs, NY 12866

(c)	If to Company:
Espey Mfg. & Electronics Corp.
Attn: Dave O’Neil
233 Ballston Avenue
Saratoga Springs, NY 12866

Any notice, request or communication hereunder shall be deemed to have been given on the day on which it is delivered by hand or by commercial messenger service, or sent by telex or telecopier, to such party at its address specified above, or, if sent by mail, on the third Business Day after the day deposited in the mail, postage prepaid, addressed as aforesaid. Any party may change the person or address to whom or which notices are to be given hereunder, by notice duly given hereunder; provided, however, that any such notice shall be deemed to have been given only when actually received by the party to whom it is addressed.

Section 6.7       Counterparts.

This ESOP Loan Agreement may be signed in any number of counterparts which, when taken together, shall constitute one and the same document.

Section 6.8       Construction: Governing Law.

The headings used in this ESOP Loan Agreement are for convenience only and shall not be deemed to constitute a part hereof. All uses herein of any gender or of singular or plural terms shall be deemed to include uses of the other genders or plural or singular terms, as the context may require. All references in this ESOP Loan Agreement to an Article or section shall be to an Article or section of this ESOP Loan Agreement, unless otherwise specified. This ESOP Loan Agreement, the ESOP Note, the ESOP Pledge Agreement and the other Loan Documents shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

Section 6.9       Severability.

Wherever possible, each provision of this ESOP Loan Agreement shall be interpreted in such manner as to be effective and valid under applicable law; however, the provisions of this ESOP Loan Agreement are severable, and if any clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this ESOP Loan Agreement in any jurisdiction. Each of the covenants, agreements and conditions contained in this ESOP Loan Agreement is independent, and compliance by a party with any of them shall not excuse non-compliance by such party with any other.

Section 6.10       Binding Effect; No Assignment or Delegation.

This ESOP Loan Agreement shall be binding and inure to the benefit of the Borrower and its successors and the Lender and its successors and assigns. The rights and obligations of the Borrower under this ESOP Loan Agreement shall not be assigned or delegated without the prior written consent of the Lender.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this ESOP Loan Agreement to be duty executed as of the date first above written.

THE BORROWER:	ESPEY MFG. & ELECTRONICS CORP.
EMPLOYEE RETIREMENT PLAN TRUST

/s/ Peg Murphy
Peg Murphy, solely as Trustee

/s/ Howard Pinsley
Howard Pinsley, solely as Trustee

THE LENDER:	ESPEY MFG. & ELECTRONICS CORP.

By: /s/Patrick T. Enright, Jr.
Patrick T. Enright, Jr., President and CEO

[Signature page for Loan Agreement]

EXHIBIT A

To ESOP Loan Agreement
By and Between
Espey Mfg. & Electronics Corp. Employee Retirement Plan Trust
and

Espey Mfg. & Electronics Corp.

FORM OF ESOP NOTE

EXHIBIT B

To ESOP Loan Agreement
By and Between
Espey Mfg. & Electronics Corp. Employee Retirement Plan Trust
and

Espey Mfg. & Electronics Corp.

FORM OF ESOP PLEDGE AGREEMENT